UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2019 (August 13, 2019)

ASSERTIO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13111	94-3229046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 S. Saunders Road, Suite 300, Lake Forest, IL 60045

(Address of principal executive offices, with zip code)

(224) 419-7106

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0001 par value	ASRT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01                   Regulation FD Disclosure

Closing of Transactions Contemplated by Exchange Agreements

On August 13, 2019, Assertio Therapeutics, Inc. (the “Company”) consummated the transactions previously reported on the Company’s Current Report on Form 8-K filed on August 9, 2019. The previously announced transactions included the Company’s entry into separate, privately negotiated exchange agreements (the “Exchange Agreements”) with a limited number of holders of the Company’s 2.50% Convertible Senior Notes due 2021 (the “Exchanged Notes”) to exchange $200 million principal amount of Exchanged Notes for a combination of (a) new 5.00% Convertible Senior Notes due August 15, 2024 (the “New Convertible Notes”), (b) a cash payment plus accrued but unpaid interest on the Exchanged Notes, and (c) an agreed number of shares of the Company’s common stock, $0.0001 par value (the “Common Stock”). The Company issued approximately $120.0 million aggregate principal amount of New Convertible Notes, paid an aggregate of approximately $30.0 million in cash and issued an aggregate of approximately 15.8 million shares of its common stock in the transactions. The Company did not receive any cash proceeds from the issuance of the New Convertible Notes or the shares of its common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSERTIO THERAPEUTICS, INC.

Date: August 14, 2019	By:	/s/ Amar Murugan
Name:Amar Murugan
Title: Senior Vice President and General Counsel